EXHIBIT 4.6

                         AMENDMENT 1996-1

                     BECKMAN INSTRUMENTS, INC.
                    SAVINGS AND INVESTMENT PLAN


     WHEREAS, Beckman Instruments, Inc. ("Company") maintains the

Beckman Instruments, Inc. Savings and Investment Plan ("Plan"); and



     WHEREAS, the Company has the right to amend the Plan; and



     WHEREAS, the Company recently acquired Hybritech Incorporated

("Hybritech"), and now wishes to merge The Hybritech Incorporated

Employee Savings Plan ("Hybritech Plan") with the Plan;



     NOW, THEREFORE, the Hybritech Plan and the Plan are hereby merged, with the Plan to be the survivor of the merger; and



     FURTHERMORE, the merger shall be effective on the date

determined by the officers of the Company; and



     WHEREAS, the Company wishes to amend the Plan to permit

crediting of service performed by individuals who become employees of the Company, or a Related Company as a result of an acquisition by the Company;



     WHEREAS, the Company desires to amend the Plan to provide rules concerning the eligibility of employees having service with a foreign subsidiary of the Company;  and



     WHEREAS, the Company desires to amend the Plan to set forth the

Company's previously-existing intention with respect to coverage of individuals who are not classified by the Company as employees; and



     WHEREAS, the Company desires to amend the Plan to provide that it is governed by ERISA Section 404(c); and



     WHEREAS, the Company desires to amend the Plan to conform to new

SEC Rule 16b-3 requirements for exemption from liability of certain securities transactions by participants in the Plan who are officers subject to Section 16 of the Securities Exchange Act of 1934;



     NOW, THEREFORE, the Plan is amended as follows, effective as set forth below:



     1.   The definition of "Covered Employee" in Section 1.2 is

amended by adding the following to the end of the section:



     "Effective October 1, 1996, individuals who are employed by a foreign subsidiary of the Company are not considered

     'Covered Employees,' even if such individuals are assigned to work in the United States or Puerto Rico on a temporary basis.  Individuals who are not classified by the Company

     as Employees (including but not limited to individuals

     classified by the Company as independent contractors and

     consultants) and individuals who are classified by the

     Company as employees of an entity other than the Company or a Company Affiliate, are not considered Covered Employees

     under this Plan, even if the classification by the Company is determined to be erroneous.  The foregoing sentence sets forth a clarification of the intention of the Company

     regarding participation in this Plan, and the foregoing

     sentence is therefore applicable in interpreting the Plan

     for any Plan Year, including Plan Years prior to the

     addition of such sentence to the Plan."



     2.   Section 2.2 is amended by adding the following to the end

of the section, effective October 1, 1996:



     "For all purposes of the Plan, a Participant (whether or

     not a United States citizen), who was an Eligible Employee on October 1, 1996, shall continue to be treated as a

     Covered Employee and an Eligible Employee if, after he

     becomes a Participant, he is employed by a foreign

     subsidiary of the Company.  The preceding sentence shall

     not apply to any individual who was not a Participant on

     October 1, 1996, even if such an individual subsequently

     becomes a Participant.  If an individual who was not a

     Participant on October 1, 1996 (but who subsequently

     becomes a Participant) becomes covered under another plan

     of the Company or a foreign subsidiary (other than the

     Beckman Instruments, Inc. Pension Plan), such individual

     shall cease to participate in this Plan."



     3.   The following new Section 7.10 is hereby added to the Plan,

effective immediately:



     "7.10     Section 404(c) Provisions.

          a.   This Plan is intended to

               constitute a plan described in Section

               404(c) of ERISA, and the regulations

               thereunder.  As a result, with respect

               to elections described in this Plan and

               any other exercise of control by a

               Participant or his or her Beneficiary

               over assets in the Participant's

               Accounts, such Participant or

               Beneficiary shall be solely responsible

               for such actions, and neither the

               Trustee, the Committee, the Company,

               nor any other person or entity which is

               otherwise a Fiduciary shall be liable

               for any loss or liability which results

               from such Participant's or

               Beneficiary's exercise of control.



          b.   The Committee shall provide

               to each Participant or his or her

               Beneficiary the information described

               in Section 2530.404c-1(b)(2)(i)(B)(1)

               of the Department of Labor Regulations.

               Upon request by a Participant or his or

               her Beneficiary, the Committee shall

               provide the information described in

               Section 2530.404c-1(b)(2)(i)(B)(2) of

               the Department of Labor Regulations.



          c.   The Committee shall take such

               actions and establish such procedures

               as it deems necessary to ensure the

               confidentiality of information relating

               to the purchase, sale, and holding of

               Company stock, and the exercise of

               voting, tender and similar rights with

               respect to such stock by a Participant

               or his or her Beneficiary.

               Notwithstanding the foregoing, such

               information may be disclosed to the

               extent necessary to comply with

               applicable state and federal laws.



          d.   In the event of a tender or

               exchange offer with respect to the

               Company, or in the event of a contested

               election with respect to the Board, the

               Company shall, at its own expense,

               appoint an independent Fiduciary to

               carry out the Committee's

               administrative functions with respect

               to the Company stock.  Such independent

               Fiduciary shall not be an "affiliate"

               of the Company as such term is defined

               in Section 2530.404c-1(e)(3) of the

               Department of Labor Regulations.



          e.   The Committee may take such

               other actions or implement such other

               procedures as it deems necessary or

               desirable in order that the Plan comply

               with Section 404(c) of ERISA."



     4.   Effective November 1, 1996, Section 9.13 of the Plan is

amended to read as follows:



     "9.13    Rule 16b-3 Provisions.



          a.   This Section 9.13 shall only apply to

               Participants who are officers or directors

               subject to the prohibitions of Section 16 of the

               Securities and Exchange Act of 1934 ('SEC

               Section 16').  The provisions of this Section

               9.13 relate to 17 C.F.R. 240.16b-3 (hereinafter

               known as Rule 16b-3), promulgated under SEC

               Section 16.



          b.   Notwithstanding any other provision of

               the Plan to the contrary, the Committee may (but

               need not) provide that, except as provided in

               Rule 16b-3, (1) no election of a Stock Fund Sale

               shall be made unless the election is made at

               least six months following the election of the

               most recent Stock Fund Purchase; (2) no election

               of a Stock Fund Purchase shall be made unless the

               election is made at least six months following

               the election of the most recent Stock Fund Sale.

               For this purpose, a Stock Fund Sale is either (1)

               the reallocation of the investment of a

               Participant's existing Account balances so that

               amounts in the Beckman Stock Fund are transferred

               to one or more other Investment Funds or (2)

               reduction in the Beckman Stock Fund balances due

               to a distribution, withdrawal or loan to a

               Participant pursuant to Article VI of Section

               9.12.  A Stock Fund Purchase is a reallocation of

               the investment of a Participant's existing

               Account balances so that there is a transfer from

               one or more Investment Funds to the Beckman Stock

               Fund.  However, a transaction shall not be a

               Stock Fund Sale or a Stock Fund Purchase unless

               it is at the volition of the Participant, is not

               required to be made available to the Participant

               pursuant to the Code and is not made in

               connection with the Participant's death,

               disability, retirement or termination of

               employment.



          c.   The Committee may (but need not) adopt

               such rules and/or take such actions or implement

               such measures and/or limitations as it deems

               desirable in order to comply with Rule 16b-3,

               including without limitation, rules that (1)

               exclude Participants subject to this Section

               9.13 from making telephonic instructions and (2)

               provide that in-service withdrawals and loans

               may be made from all Investment Funds (excluding

               the Beckman Stock Fund), on a pro rata basis if

               the election of the in-service withdrawal or

               loan is made within six months of an election of

               a Stock Fund Purchase.  Neither the Company, the

               Board, the Committee, the Investment Manager,

               the Trustee nor the Plan shall have any

               liability to any Participant in the event any

               Participant has any liability under SEC Section

               16 due to any rule so adopted, the failure to

               adopt any rule, any Plan provision (or lack

               thereof), or any transaction under the Plan."



     5.   The Plan is hereby amended by adding the following Appendix

C, effective October 1, 1996:



    "APPENDIX C - CREDITING OF SERVICE WITH PREDECESSOR EMPLOYERS.



     The purpose of this Appendix C is to set forth conditions

     under which service of an individual with an entity or

     business unit which is acquired by the Company shall be

     counted for purposes of eligibility and vesting under this

     Plan, notwithstanding the fact that such service was

     performed with the entity or business unit prior to its

     acquisition by the Company.  An entity or business unit

     which is acquired by the Company shall be referred to in

     this Appendix C as a 'Prior Employer.'  Service with a

     Prior Employer shall not be credited for any purpose under this Plan, unless the Prior Employer is included in



     Section 2 of this Appendix C.  Under no circumstances will a contribution to the Plan be made on account of service

     with a Prior Employer prior to the date of Company

     acquisition.  The Committee may amend Section 2 by adding

     additional Prior Employers. Any such changes shall be

     considered an amendment to the Plan, but approval of the

     Board of Directors shall not be required for such

     amendment.  In determining whether a Prior Employer shall

     be added to Section 2, the Committee is not acting in a

     fiduciary capacity.



     The following entities are Prior Employers for which

     service prior to date of Company acquisition shall be

     counted for purposes of eligibility and vesting under this

     Plan:



                                     Approximate Date of
          Prior Employer             Acquisition by Company
          --------------             ----------------------

          Porton Instruments, Inc.      May 31, 1991

          Hybritech Incorporated        January 1, 1996

          Genomyx                       October 21, 1996"


     6.   The Plan is hereby amended to reflect the merger with

Hybritech Plan by adding the following Appendix D:

                            "APPENDIX D

         SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

            HYBRITECH INCORPORATED EMPLOYEE SAVINGS PLAN

               1.   Plan Merger.  Effective as of the date specified

by the officers of the Company, the Hybritech Incorporated Employee

Savings Plan ('Hybritech Plan') merged with the Plan.  The Plan is the survivor of the merger.  This Appendix D sets forth certain provisions applicable to the account balances transferred from the

Hybritech Plan to this Plan as a result of the merger.

               2.   Vesting, Service and Investments.  Each

Participant in the Hybritech Plan who has not previously forfeited the unvested portion of his account shall, upon the merger, become fully vested in his Pre-1991 Accounts and Post-1990 Accounts, as defined below.  Years of Vesting Service and Years of Eligibility

Service shall include service under the Hybritech Plan.

Participant's investments in the Hybritech Plan shall be transferred to the Plan's investments as follows:



    From Hybritech Investment Fund      To Plan Investment Fund

    -------------------------------     -----------------------

          Stable Income                      Interest Income

          Diversified                        Balanced

          U.S. Stock Market                  Index

          Aggressive Stock                   Equity

          Lilly Common Stock                 Interest Income



               3.   Hybritech Plan Accounts.  Accounts which were

formerly held in the Hybritech Plan prior to the merger are referred to in this Appendix D as follows:



                    a.   'Pre-1991 Accounts,' which consist of the

following:



                         (1)  'Salary Deferral Account.'  The

     amounts allocated to the Participant's Salary Deferral

     Account under the Hybritech Plan as of December 31, 1990

     and the earnings thereon through the date of Plan merger;



                         (2)  'Company Contributions Account.'

     The amounts allocated to the Participant's Company

     Contributions Account under the Hybritech Plan as of

     December 31, 1990 and the earnings thereon through the date of Plan merger;



                         (3)  'Deductible Contributions

     Account.' The amounts allocated to the Participant's

     Deductible Contributions Account under the Hybritech Plan

     as of December 31, 1990 and the earnings thereon through

     the date of Plan merger;



                         (4)  'Non-deductible Contributions

     Account.'  The amounts allocated to the Participant's Non-

     deductible Contributions Account under the Hybritech Plan

     as of December 31, 1990 and the earnings thereon through

     the date of Plan merger; and



                         (5)  'Rollover Contributions Account.'

     The amounts allocated to the Participant's Rollover

     Contributions Account under the Hybritech Plan as of

     December 31, 1990 and the earnings thereon through the date of Plan merger.



                    b.   'Post-1990 Accounts,' which consist of the

following:



                         (1)  'Salary Reduction Account.'  The

     amounts allocated to the Participant as Salary Reduction

     Contributions to the Hybritech Plan after December 31, 1990 and before the date of the merger, and the earnings thereon through the date of Plan merger;



                         (2)  'Employer Profit-Sharing Account.'

     The Employer Contributions allocated to the Participant

     under the Hybritech Plan after December 31, 1990 and before the date of merger, and the earnings thereon through the

     date of Plan merger; and



                         (3)  'ESOP Account.'  The amounts

     allocated to the Participant's ESOP Account under the

     Hybritech Plan prior to the date of the merger, and the

     earnings thereon through the date of Plan merger.



          The Plan shall separately account for the Accounts

described above.



               4.   Withdrawals.  The following provision shall apply

to withdrawals from the Hybritech Plan Accounts (references below to

Type I through Type V Withdrawals and to termination withdrawals are references to the withdrawals described in Article VI of the Plan):



                    a.   Type I Withdrawals.  Deductible

Contributions Accounts are withdrawable as a Type I Withdrawal, to the extent such contributions were made prior to 1987.



                    b.   Type II Withdrawals.  Non-deductible

Contributions Accounts are withdrawable as a Type II Withdrawal to the same extent as After-Tax Savings Accounts under the Plan.

Rollover Contributions Accounts are withdrawable as a Type II

Withdrawal to the same extent as Rollover Accounts under the Plan.

Company Contributions Accounts, Employer Profit Sharing Contributions

Accounts and ESOP Accounts are withdrawable as a Type II Withdrawal to the same extent as Company Matching Accounts under the Plan.

Deductible Contribution Accounts are withdrawable as Type II

Withdrawals.



                    c.   Type IV Withdrawals.  Non-deductible

Contributions Accounts are withdrawable as a Type IV Withdrawal to the same extent as After-Tax Savings Accounts under the Plan.

Rollover Contributions Accounts are withdrawable as a Type IV

Withdrawal to the same extent as Rollover Accounts under the Plan.

Company Contributions Accounts, Employer Profit-Sharing Contributions

Accounts and ESOP Accounts are withdrawable as a Type IV Withdrawal to the same extent as Company Matching Accounts under the Plan.

Salary Deferral Accounts and Salary Reduction Accounts are

withdrawable as a Type IV Withdrawal to the same extent as Before-Tax

Savings Accounts under the Plan; provided, however, that before withdrawing any portion of his Before-Tax Savings Account, Salary

Deferral Account or Salary Reduction Contributions Account, a

Participant must withdraw the entire balance of his Deductible

Contributions Account.  Deductible Contributions Accounts are

withdrawable as Type IV Withdrawals.



                    d.   Type V Withdrawals.  A Participant may

withdraw his Salary Reduction Contributions Account and his Salary

Deferral Contributions Account as a Type V Withdrawal to the same extent as Before-Tax Savings Accounts under the Plan.



                    e.   Termination Withdrawals.



                         (1)  All of a Participant's Hybritech Plan

Accounts may be withdrawn as Termination Withdrawals under the provisions set forth in Article VI of the Plan.  Furthermore, with respect to the Pre-1991 Accounts and Post-1990 Accounts of any

Participant (1) whose employment with the Company terminates after the Participant reaches age 65 or a result of Disability; and (2)

whose total vested account balance in the Plan exceeds $3,500, the following distribution options shall be available in addition to the lump sum distribution normally offered under the Plan:



                              (i)  Installment payments over a period

(not to exceed twenty years) elected by the Participant.  The amount of each installment shall be determined by dividing the Participant's account balance at the time the installment payment is calculated by the total number of remaining installment payments.  Thus, for example, if a Participant elects installments over ten years, the first installment would be one-tenth of the Participant's account balance, the next annual installment would be one-ninth of the account balance as of the date of the second installment, and so on.

The amount of each payment under this option will fluctuate with the investment performance of the Participant's Accounts subsequent to the time payments commence.  Accordingly, neither the amount nor duration of payments under this option is guaranteed.



                              (ii) Periodic Payments.  Payments under

this option will be substantially equal annual payments based upon the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary.  Payments under this option may be made in monthly, quarterly, semi-annual, or annual payments.

A Participant who elects this option may subsequently elect

acceleration of all remaining annual payments into a single lump sum payment.  The amount of each payment under this option will fluctuate with the investment performance of the Participant's Accounts subsequent to the time payments commence.  Accordingly, neither the amount nor duration of payments under this option is guaranteed.



                              (iii)     Combination of Lump Sum and

Installments.  The Participant may specify a dollar amount to be paid as an initial lump sum, with the remaining balance to be paid as installments according to the provisions set forth above for installment payments.  The amount of each payment under this option will fluctuate with the investment performance of the Participant's

Accounts subsequent to the time payments commence.  Accordingly,

neither the amount nor duration of payments under this option is guaranteed.



                              (iv)  Partial Distribution.  The

Participant may elect to receive a partial lump sum distribution of any specified dollar amount or percentage of his or her balance. A

Participant who elects this option shall be entitled to elect payment of the remaining amount at any subsequent date.  The amount of each payment under this option will fluctuate with the investment performance of the Participant's Accounts subsequent to the time payments commence.  Accordingly, neither the amount nor duration of payments under this option is guaranteed.



               Any distribution options elected under this Appendix D

must conform to the provisions of Section 401(a)(9) of the Code and the Regulations promulgated thereunder, which are hereby incorporated by reference.  To the extent applicable, the provisions of Section

6.9(b) shall apply.



                         (2)  With respect only to the amount

credited as of the date of Plan merger to the Pre-1991 Accounts of a

Participant whose total account balance exceeds $3,500, the following life annuity distribution options are available in addition to a lump sum distribution.  The amount credited as of the date of Plan merger to a Participant's Pre-1991 Accounts shall be referred to as the

'Annuity-Eligible Amount.'



                         The life annuity is in the amount which is

payable by using the portion of the Participant's Pre-1991 Accounts up to the Annuity-Eligible Amount to purchase an annuity contract from an insurance company selected by the Committee.  The amount of the annuity payments will be determined according to the value of the

Participant's Annuity-Eligible Amount and the annuity contract with the insurance company.  The forms of annuity available shall be a single life annuity which provides for payments during the life of the Participant, with no payments after the Participant dies, and a

Qualified Joint and Survivor Annuity, as defined below.  The automatic form of benefit payments for the Annuity-Eligible Amount for a Participant whose total vested account exceeds $3,500 shall be the Qualified Joint and Survivor Annuity.  A Participant described in the previous sentence is a 'Pre-1991 Participant.'  Upon the death

(prior to commencement of benefits) of a Pre-1991 Participant who has a Spouse at the time of death, the Spouse's death benefit shall be provided in the form of a Qualified Preretirement Survivor Annuity,

unless the Spouse waives the Qualified Preretirement Survivor

Annuity. The Participant may waive the automatic form of benefit

(with the consent of the Participant's spouse, if any) according to the waiver rules set forth in Section 5 of this Appendix D.



                    f.  Ordering Rule for Withdrawals; Loans.  All

withdrawals shall first be made from a Participant's Post-1990

Accounts, and then from the contributions made on the Participant's behalf after the merger, and then from the Participant's Pre-1991

Accounts.  No portion of a Participant's Pre-1991 Accounts shall be used to secure a loan.  No portion of a Participant's Pre-1991

Accounts shall be available as a loan, and all of a Participant's Pre-

1991 Accounts shall be excluded in calculating the loan amounts available under the Plan.



               5.   QJSA and QPSA Requirements for Pre-1991 Accounts.



                    a.   QJSA Notice.  The Committee shall provide

each Pre-1991 Participant, within a reasonable period prior to the commencement of benefits, a written explanation of:  (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the

Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified

Joint and Survivor Annuity.



                    b.   QJSA Waiver.  A Pre-1991 Participant may

waive a Qualified Joint and Survivor Annuity pursuant to a Qualified

Election within the 90-day period ending on the date benefit payments will commence.

                    c.   QPSA Notice.



                         (1)  The Committee shall provide each Pre-

1991 Participant within the period beginning on the first day of the

Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the

Participant attains age 35, a written explanation of the Qualified

Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of above applicable to a Qualified Joint and Survivor

Annuity.



                         (2)  If a Pre-1991 Participant enters the

Plan after he has attained age 32, the Committee shall provide notice no later than the end of the three year period commencing with the first day of the first Plan Year for which the individual is a

Participant.



                         (3)  If a Pre-1991 Participant has a Break

in Employment prior to age 32, the Committee shall provide notice at the time of such Break in Employment or within one year after such

Break in Employment.



                    d.   QPSA Waiver.  A Pre-1991 Participant may

waive a Qualified Preretirement Survivor Annuity pursuant to a

Qualified Election within the Election Period.



                    e.   Definitions.



                         (1)  Election Period:  The period which

begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of Participant's death.  If a

Participant has a Break in Employment prior to the first day of the

Plan Year in which age 35 is attained, with respect to his accounts as of the Break in Employment, the Election Period shall begin on the date the Break in Employment occurs.



                         (2)  Earliest Retirement Age:  The earliest

date on which, under the Plan, the Participant could elect to receive retirement benefits.



                         (3)  Qualified Election:  A written waiver

of a Qualified Joint and Survivor Annuity or a Qualified

Preretirement Survivor Annuity, consented to by the Participant's

Spouse, which consent must be witnessed by a Plan representative or notary public.  Such consent must acknowledge any specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiaries.  If the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election.  A written consent will be valid only as to the Spouse who signs the consent and not as to any other

Spouse.  Notwithstanding the above in the case of a waiver which is not signed by a Spouse but is deemed a Qualified Election, the election shall be valid only as to the designated Spouse and not as to any other Spouse.  Revocation of a prior waiver may be made by a

Participant without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  Any new waiver or change of Beneficiary will require a new spousal consent.  Any Spouse's consent shall be irrevocable.  A partial or total distribution may not be made after the annuity starting date, regardless of the present value of the non-forfeitable accrued benefit, without a consent in the form of a Qualified

Election.



                         (4)  Qualified Joint and Survivor Annuity:

An annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested Pre-

1991 Account.  In the case of an unmarried Participant, a Qualified

Joint and Survivor Annuity shall mean an annuity for the life of the

Participant.



                         (5)  Qualified Preretirement Survivor

Annuity:  An annuity for the life of the surviving Spouse and which is the amount of benefit which can be purchased with the

Participant's vested Pre-1991 Account.  Following the Participant's death, the Spouse may elect a lump sum distribution.  The surviving

Spouse shall have the right to direct that payments under the

Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant's death.



                         (6)  Spouse (surviving Spouse):  The Spouse

or surviving Spouse of the Participant, provided that a former spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in

Section 414(p) of the Code.



                    f.   No Loans From Pre-1991 Accounts.



                    No portion of a Pre-1991 Account may be borrowed

from the Plan, and no portion of a Pre-1991 Account may serve as security for a loan from the Plan.  The loan amounts available under

Section 9.12 shall be calculated by disregarding a Participant's Pre-

1991 Account."



     IN WITNESS WHEREOF, this Amendment 1996-1 is hereby adopted this

9 day of December, 1996.

                              BECKMAN INSTRUMENTS, INC.



                              By   /s/ Fidencio M. Mares
                                   Fidencio M. Mares

                              Its Vice President - Human Resources